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                                                                    EXHIBIT 4.6




                            NABORS INDUSTRIES, INC.
                         Common Stock Purchase Warrant
                             Expiring April 7, 1996

                                                                  Houston, Texas
                                                                   April 7, 1994

NABORS INDUSTRIES, INC., a Delaware corporation (the "Company"), for value received, hereby certifies that Mitchell Energy Corporation, a Delaware corporation ("Mitchell") is entitled to purchase from the Company SIX HUNDRED FIFTY THOUSAND (650,000) duly authorized, validly issued, fully paid and nonassessable shares of Common Stock at the purchase price of $7.92 per share at any time prior to 3:00 P.M., Houston, Texas time, on April 7, 1996 all subject to the terms, conditions and adjustments set forth below in this warrant (this Warrant"). Certain capitalized terms used in this Warrant are defined in Section 7; references to a "Section" are, unless otherwise specified, to one of the sections of this Warrant.

         1.      Exercise of Warrant and Company Right to Reacquire.

         1.1. Manner of Exercise. This Warrant may be exercised by the holder hereof during normal business hours on any Business Day, by surrender of this Warrant to the Company at the principal office of the Company (or, if such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock subject to this Warrant, at the location at which the Company shall have agreed to deliver the shares of Common Stock subject to such offering), accompanied by a subscription in substantially the form attached to this Warrant (or a reasonable facsimile thereof) and by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount of $5,148,000 and such holder shall thereupon be entitled to receive 650,000 duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

         1.2. When Exercise Deemed Effected. The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1, and at such time, Mitchell shall be deemed to have become the holder or holders of record thereof.

         1.3. Delivery of Stock Certificates, etc. As soon as practicable after the exercise of this Warrant, and in any event within five Business Days thereafter (unless such exercise shall be in connection with an underwritten Public Offering of shares of Common Stock subject to this Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable taxes other than transfer taxes) will cause to be issued in the name of and delivered to Mitchell a certificate for 650,000 duly authorized, validly issued, fully paid and nonassessable




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shares of Common Stock to which such holder shall be entitled upon such exercise on the Business Day next preceding the date of such exercise.

         1.4 Transfer of Warrant to Affiliate. This Warrant may be transferred to an Affiliate of Mitchell. Upon transfer of the Warrant, both Mitchell and the Affiliate will be subject to the terms and conditions of this Agreement together with Article 5 of the Asset Acquisition Agreement. Upon transfer hereunder, Mitchell will provide written notice to Company.

         1.5 Right to Acquire. The Company shall have the absolute right, but not the obligation, at any time prior to the exercise of the Warrant or the expiration of the Warrant to acquire the Warrant for the price of $1,000,000.

         1.6 Warrant Price Adjustment. The number of shares of Common Stock which the holder of this Warrant shall be entitled to receive upon exercise hereof shall be determined by multiplying the number of shares of Common Stock which would otherwise be issuable upon such exercise pursuant to
Article 1.1, by the fraction of which (a) the numerator is $7.92 and (b) the denominator is the Warrant Price in effect on the date of such exercise. The "Warrant Price" shall initially be $7.92 per share, shall be adjusted and readjusted from time to time as provided in this Article and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Article. In the event that any adjustment or readjustment of the Warrant Price would result in zero or a negative number, then the Warrant Price shall be deemed to be one cent. The Company shall notify Mitchell of each adjustment and readjustment of the Warrant Price promptly after the occurrence thereof, and such notice shall set forth in reasonable detail the method of calculation of such adjustment or readjustment and the facts requiring such adjustment or readjustment and upon which such calculation is based.

         1.7 Issuance of Additional Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall issue or sell Additional Shares of Common Stock without consideration or for a consideration per share less than the Market Price in effect immediately prior to such issue or sale, then, and in each such case, such Warrant Price shall be reduced, concurrently with such issue or sale, to a price (calculated to the nearest .0001 of a cent) determined by multiplying such Warrant Price by a fraction:

                 (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (ii) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of such Additional Shares of Common Stock so issued or sold would purchase at such Market Price, and

                 (b) the denominator of which shall be number of shares of Common Stock outstanding immediately after such issue or sale,





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provided that, for the purposes of this Section, (x) immediately after any
Additional Shares of Common Stock are deemed to have been issued, such Additional Shares shall be deemed to be outstanding, and (y) treasury shares shall not be deemed to be outstanding.

         1.8 Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend or other distribution on any class of stock of the Company payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then, and in each such case, Additional Shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, at the close of business on the day immediately prior to the day upon which such corporate action becomes effective.

         1.9 Additional Shares of Common Stock deemed to have been issued pursuant to Article 1.8, relating to stock dividends, stock splits, etc., shall be deemed to have been issued for no consideration.

         1.10 Repurchase of Shares of Common Stock. In case the Company at any time or from time to time after the date hereof shall repurchase any shares of Common Stock for a consideration per share greater than the Market Price in effect immediately prior to such repurchase, then, and in such case, the Warrant Price shall be reduced, concurrently with such repurchase, to a price (calculated to the nearest .0001 of a cent) determined by multiplying such Warrant Price by a fraction:

                 (a) the numerator of which shall be (i) the number of shares of Common Stock outstanding immediately prior to such repurchase, minus (ii) the number of shares of Common Stock which the aggregate consideration paid by the Company for the total number of such shares of Common Stock so repurchased would purchase at such Market Price, and

                 (b) the denominator of which shall be number of shares of Common Stock outstanding immediately after such repurchase,

provided that, for the purposes of this Section, (x) immediately after any shares of Common Stock have been repurchased, such shares shall be deemed to be treasury shares, and (y) treasury shares shall not be deemed to be outstanding.

         1.11 Treatment of Other Distributions. In case the Company shall distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), evidences of its indebtedness or assets (including cash dividends or distributions of





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more than $0.05 per share of Common Stock during any three-month period) or rights or warrants to subscribe or purchase such shares, evidences of indebtedness or assets, then in each such case the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the Market Price on the record date mentioned below, less the fair market value (as determined by the board of directors of the Company) of the capital stock, assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such Market Price. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

         1.12 Rollover. Notwithstanding any other provision of this Warrant, in case of any consolidation of the Company with, or merger of the Company with or into, any other corporation or entity, or of the sale or conveyance of the properties and assets of the Company as, or substantially as, an entirely to any other entity, this Warrant shall, after such consolidation, merger, sale or conveyance, be exercisable, upon the terms and conditions specified herein, for the number of shares of stock or other securities or property of the entity resulting from such consolidation or surviving such merger or to which such sale or conveyance shall be made, or any other entity, as the case may be, which the Common Stock issuable (at the time of such consolidation, merger, sale or conveyance) upon exercise of this Warrant would have been entitled to receive upon such consolidation, merger, sale or conveyance if such exercise had taken place. The Company shall not effect any such consolidation, merger, sale or conveyance unless prior to or simultaneously with the consummation thereof the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets and any other entity the shares of stock or other securities or property of which are receivable thereupon by the holder of this Warrant shall expressly assume, by written instrument executed, delivered and reasonably satisfactory in form to such holder, (i) the obligation to deliver to the holder of this Warrant such shares of stock, securities or assets, as, in accordance with the foregoing provisions, such holder may be entitled to purchase and (ii) all other obligations of the Company under this Warrant.

         2.      Registration Rights.

         2.1.    Registration on Request.

                 (a) Upon the written request of Mitchell that the Company effect the registration under the Securities Act of Mitchell's Registrable Securities, the Company will cause, as expeditiously as practicable, the registration under the Securities Act of all of the Registrable Securities which the Company has been so requested to register provided that the Company shall only be required to effect one registration pursuant to this Section 2.1 that is deemed effected under





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         Section 2.1(e); and provided further that the Company may defer for a period not longer than 60 days any registration requested pursuant to the foregoing provision if a majority of the Company's board of directors in good faith shall resolve that expeditious registration, as otherwise required by the foregoing provision, would be materially disadvantageous to the Company. Mitchell shall provide the Company with all necessary information regarding its intended method(s) of distribution.

                 (b)      Registration Statement Form. Registration under this
         Section 2.1 shall be on such appropriate registration form of the Commission as shall be selected by the Company and as shall permit the disposition of such Registrable Securities. The Company agrees to include in any such registration statement all information which Mitchell shall reasonably request.

                 (c) Selection of Underwriters. If Registrable Securities which the Company has been requested to register pursuant to this
         Section 2.1 are to be disposed of in an underwritten public offering, the Company shall use its reasonable efforts to obtain one or more underwriting firms of recognized standing, reasonably acceptable to Mitchell.

                 (d) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to Mitchell) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to Mitchell (such writing to state the approximate number of shares of securities which, in the judgment of the managing underwriter, may be included in such offering without such effect), the Company will include in such registration, to the extent of the number of securities which the Company is so advised can be sold in such offering, (i) first, all Registrable Securities requested to be registered by Mitchell and (ii) second, all other securities of the Company proposed to be included in such registration.

                 (e) Registration Deemed Effected. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected for purposes of the first proviso of Section 2.1(a) if

                          (i) the registration does not remain effective for a period of at least 120 days and, if a firm underwriting is involved, all the Registrable Securities registered in connection therewith were not sold, or

                          (ii) a registration statement with respect thereto has not become effective, or





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                          (iii)   if within 120 days after it has become
                 effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and all the Registrable Securities registered in connection therewith were not sold, or

                          (iv) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, or waived other than by reason of some act or omission by Mitchell.

         2.3. Registration Procedures. If and whenever the Company proposes to effect the registration of any shares of Common Stock under the Securities Act as provided in Sections 2.1, the Company will as expeditiously as possible:

                 (a) promptly and in any event within 90 days of the request, prepare and file with the Commission the requisite registration statement to effect such registration and cause such registration statement to become effective.

                 (b) prepare and file with the Commission, such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of (1) such time as all of such securities have been disposed of by the seller or sellers thereof set forth in such registration statement and (2) 120 days after the effective date of such registration statement;

                 (c) furnish as soon as available to each seller of securities and the underwriter covered by such registration statement
         (1) such number of copies of such drafts and final versions of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), (2) such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and (3) any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request:

                 (d) register or qualify the Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such U.S. jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the





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         Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

                 (e) cause the Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                 (f) furnish to the seller of Registrable Securities a signed counterpart, addressed to such seller (and the underwriters, if any) of

                          (i) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller and the underwriter, and

                          (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, and reasonably satisfactory in form and substance to such seller and the underwriter covering substantially the same matters with respect to such registration statement and the prospectus included therein and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

                 (g) notify the seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or





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         necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

                 (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section II(a) of the Securities Act, and furnish to each such seller at least five Business Days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act of the rules or regulations thereunder;

                 (i) provide and cause to be maintained a transfer agent and registrar for the Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

                 (j) to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules of such exchange,

The Company may require Mitchell to furnish the Company such information in respect of Mitchell or its Registrable Securities which will be included in such registration as the Company may reasonably request in writing and as is required by applicable laws or regulations.

         2.4.    Underwritten Offerings.

                 (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by Mitchell pursuant to a registration requested under Section 2.1, the Company will use its reasonable efforts to enter into a firm commitment underwriting agreement with such underwriters and Mitchell for such offering, such agreement to be satisfactory in substance and form to Mitchell and the underwriters and to contain such representations and warranties by Mitchell and such representations and warranties by the Company and such other terms as are customarily contained in such agreements, including, without limitation, indemnities to the effect and to the extent provided in Section 2.8. Except as set forth in this Section 2, Mitchell shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or





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         agreements regarding Mitchell, Mitchell's Registrable Securities and
         Mitchell's intended method of distribution and any other representation required by law.

                 (b) Holdback Agreements. Mitchell agrees if so required by the managing underwriter, not to effect any public sale or distribution of any equity securities of the Company, during the 7 days prior to the date on which any underwritten registration pursuant to Section 2.1 has become effective and the 120 days thereafter, except as part of such underwritten registration.

         2.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Section 2, the Company will give Mitchell, its counsel, and the underwriter the opportunity (a) to review such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and (b) to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements.

         2.6. Certain Rights of Mitchell. If any registration statement refers to Mitchell by name or otherwise as the holder of any securities of the Company, then Mitchell shall have the right to require (a) the insertion therein of language, in form and substance reasonably satisfactory to Mitchell, to the effect that, if true, the holding by Mitchell of such securities does not necessarily make Mitchell a "controlling person" of the Company within the meaning of the Securities Act and is not to be construed as a recommendation by Mitchell of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that Mitchell will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to Mitchell by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to Mitchell.

         2.7.    Registration Expenses.  Except as otherwise provided in
Section 2.1(d) hereof, the Company will, whether or not any registration pursuant to this Warrant shall become effective, from time to time promptly upon receipt of bills or invoices relating thereto, pay all expenses incident to its performance of or compliance with this Warrant, including without limitation, all (a) registration and filing fees, (b) fees and expenses of compliance with securities or blue sky laws, (c) printing expenses, messenger and delivery expenses, (d) fees and disbursements of counsel for the Company and all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) and other Persons retained by the Company and (e) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding underwriting commissions and discounts).





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         2.8.    Indemnification.

                 (a) The Company will, and hereby does, indemnify, to the extent permitted by applicable law, Mitchell, its officers and directors, if any, and each Person, if any, who controls Mitchell within the meaning of section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information furnished in writing to the Company by Mitchell expressly for use therein. If the offering pursuant to any registration statement provided for under this Section 2 is made through underwriters, no action or failure to act on the part of such underwriters (whether or not any such underwriter is an Affiliate of Mitchell) shall affect the obligations of the Company to indemnify Mitchell or any other Person pursuant to the preceding sentence. If the offering pursuant to any registration statement provided for under this Section 2 is made through underwriters, the Company agrees to enter into an underwriting agreement in customary form, with customary indemnification provisions, with such underwriters. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Mitchell, its officers, directors or any Person, if any, who controls Mitchell as aforesaid, and shall survive the transfer of such securities by Mitchell.

                 (b) In connection with any registration statement in which a registration Securities is participating, Mitchell will indemnify, to the extent permitted by applicable law, the Company, its officers and directors and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so furnished in writing by Mitchell expressly for use therein,provided that Mitchell s obligations hereunder shall be limited to an amount equal to the proceeds to such holder of the Registrable Securities sold pursuant to such registration statement.





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                 (c)      Any Person entitled to indemnification under the
         provisions of this Section 2.8 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnified party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Section 2 shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

                 (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by subdivision (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation (within the meaning of Section II(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any underwriters to contribute pursuant to this Section 2.8 shall be several in proportion to their respective underwriting commitments and not joint.

                 (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 2.8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

         2.9. Transfer of Registration Rights. The registration rights set forth in Article 2 may not be transferred except to an Affiliate of Mitchell in accordance with Article 1.4.





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         3.      Restrictions on Transfer.

         3.1.    Restrictive Legends.  Except as otherwise permitted by this
Section 3, this Warrant and any Warrant issued in substitution for the Warrant pursuant to Section 6, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                 "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

Except as otherwise permitted by this Section 3, the certificate for Common Stock issued upon the exercise of this Warrant, and each certificate issued upon the transfer of any such Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW. SUCH SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN A CERTAIN COMMON STOCK PURCHASE WARRANT. A COMPLETE AND CORRECT COPY OF THE FORM OF SUCH WARRANT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF NABORS INDUSTRIES, INC. AND WILL BE FURNISHED TO THE HOLDER OF SUCH SHARES UPON WRITTEN REQUEST AND WITHOUT CHARGE."

         3.2.    Termination of Restrictions.  The restrictions imposed by this
Section 3 upon the transferability of Restricted Securities shall cease and terminate as to any particular Restricted Securities (a) when such securities shall have been effectively registered under the Securities Act, or (b) when, in the opinions of both counsel for the holder thereof and counsel for the Company, such restrictions are no longer required in order to insure compliance with the Securities Act or (c) when such securities have been beneficially owned, by a person who has not been an affiliate of the Company for at least three months, for a period of at least three years, all as determined pursuant to Rule 144 under the Securities Act. Whenever such restrictions shall cease and terminate as to any Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense (other than applicable transfer taxes, if any), new securities of like tenor not bearing the applicable legends required by Section 3.1. The Company will pay the reasonable fees and disbursements of counsel for any holder of





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
Restricted Securities (other than house counsel) and of counsel for the Company in connection with any opinions rendered by them pursuant to this section 3.

         4. Availability of Information. The Company will comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and will comply with all other public information reporting requirements of the Commission (including Rule 144 promulgated by the Commission under the Securities Act) from time to time in effect and relating to the availability of an exemption from the Securities Act for the sale of any Restricted Securities or Registrable Securities. The Company will also cooperate with the holder of any Restricted Securities or Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of such Restricted Securities or Registrable Securities. The Company will furnish to the holder of any Warrants, promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, and copies of all regular and periodic reports and all registration statements and prospectuses filed by the Company with any securities exchange or with the Commission. Upon the request of the holder of Restricted Securities or Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

         5. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon exercise of the Warrant, 650,000 shares of Common Stock issuable upon exercise of the Warrant. All shares of Common Stock issuable upon exercise of the Warrant in accordance with Section 1 shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable with no liability on the part of the holders thereof.

         6. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant, upon delivery of indemnity reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Warrant for cancellation at the principal office of the Company, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         7. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

         Additional Shares of Common Stoc: All shares (including treasury shares) of Common Stock issued or sold by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than
(i) the shares of Common Stock issued upon the exercise of this Warrant, (ii) shares of Common Stock issuable upon the exercise of any rights, options or warrants to subscribe for shares of Common Stock or any evidences of indebtedness, shares of stock other than Common

Stock or other securities directly or indirectly convertible into or exchangeable for shares of Common Stock that are outstanding on the date hereof and (iii) shares of Common stock issuable to employees of the Company and its subsidiaries in respect of and in connection with such employment including, but not limited to, options and stock appreciation rights.

         Affiliate: Any entity that directly or indirectly controls, is controlled by or is under common control with, a party to this Agreement.

         Asset Acquisition Agreement: Letter Agreement for Asset Acquisition from Mitchell Energy Corporation dated April 4, 1994.

         Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in New York City are authorized by law to be closed.

         Commission: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

         Common Stock: The Common Stock, par value $.10 per share, of the Company, as constituted upon the "Closing" (as defined in the Asset Acquisition Agreement).

         Company: As defined in the introduction to this Warrant, such term to include any corporation or entity which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 1.12.

         Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Expiration: The right to exercise this Warrant shall expire at 3:00 p.m., Houston time, on April 7, 1996.

         Market Price: On any date specified herein, the amount per share of Common Stock equal to (a) the closing price, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading, or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the closing price of the Common Stock on such date, or (c) if there shall have been no trading on such date or if the Common stock is not so designated, the average of the closing bid and asked prices of the Common Stock on such date as shown by the NASD automated quotation system, or (d) if the Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof as determined in good faith by the board of directors of the Company. For the purpose of any computation under Section 1.11 above, however, the Market Price at any date shall be deemed to be the average of the daily prices of the Common Stock determined in accordance with the preceding clause (a), (b), (c) or (d) of this definition, as applicable, for the 30 consecutive trading days commencing 45 trading days before the day in question. For the purpose of any computation under Section 1.7 above, where the Additional Shares of Common Stock to be issued or sold is Common Stock to be issued or sold in an underwritten Public Offering, the Market Price on any date shall be the offering price of the Common Stock in such underwritten Public Offering.

         NASD:  The National Association of Securities Dealers, Inc.

         Person: A corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         Public Offering: Any offering of Common Stock to the public pursuant to an effective registration statement under the Securities Act.

         Registrable Securities: The shares of Common Stock which have been issued upon the exercise of this Warrant. As to the Registrable Securities once issued, such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new instruments or certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then enforced, or (z) they shall have ceased to be outstanding.

         Registration Expenses:  The expenses described in Section 2.7.

         Restricted Securities: All of the following: (a) the Warrant bearing the applicable legend or legends referred to in Section 3.1, (b) any shares of Common Stock which have been issued upon the exercise of the Warrant and which are evidenced by a certificate or certificates bearing a restrictive legend or legends, and (c) unless the context otherwise requires, any shares of Common Stock which are at the time issuable upon the exercise of the Warrant and which, when so issued, will be evidenced by a certificate or certificates bearing a restrictive legend.

         Securities Act: The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Warrant Price:  As defined in Section 1.6.





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
                                                  NABORS INDUSTRIES, INC.


                                                  By:    /s/ Richard Stratton
                                                         -----------------------
                                                  Title: Vice Chairman

                             FORM OF SUBSCRIPTION

         [To be executed only upon exercise of Warrant] To NABORS INDUSTRIES, INC.

         The undersigned registered holder of the within Warrant hereby irrevocably exercises such Warrant for, and purchases thereunder, 650,000 shares of Common Stock, par value $.10 per share, of NABORS INDUSTRIES, INC., and herewith makes payment of $____________________ therefor, and requests that the certificate for such shares be issued in the name of Mitchell whose address is ________________________________.



Dated: ______________.

                                              MITCHELL ENERGY CORPORATION



                                              By: ______________________________
                                              Title: ___________________________





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